Exhibit 3.22

BYLAWS

OF

HONETREAT COMPANY

ARTICLE I

OFFICES

Section 1. The registered office of the corporation shall be at 915 L Street, Sacramento, California, and the name of the registered agent of the corporation at such address shall be CT Corporation System.

Section 2. The corporation may also have offices at such other places both within and without the State of California as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Meetings of shareholders shall be held at the registered office of the corporation or at such other place, within or without the State of California, as may be stated in the notice of the meeting or in a duty executed waiver of notice thereof.

Section 2. An annual meeting of the shareholders, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting, shall be held on the fourth Tuesday of March of each year. Unless otherwise stated in a notice of the meeting, or waiver of such notice, the annual meeting of the shareholders shall be held at 10:00 a.m. at the registered office of the corporation.

Section 3. Failure to hold the annual meeting at the designated time shall not work a dissolution of the corporation. In the event the Board of Directors fails to call the annual meeting at the designated time, any shareholder may make demand that such meeting be held within a reasonable time. Such demand shall be made in writing by certified mail directed to any officer of the corporation. The annual meeting shall thereafter be called within sixty (60) days following such demand.

Section 4. Special meetings of the shareholders for any purpose or purposes may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting. No business other than that specified in the notice of meeting shell be transacted at a special meeting.

Section 5.

(a) Written or printed notice stating the place, day, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

(b) Notice may be waived in writing signed by the person or persons entitled to such notice. Such waiver may be executed at any time before or after the holding of such meeting. Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 6. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the record date shall be the date on which notice of the meeting is mailed.

Section 7. The officer or agent having charge of the corporation’s stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof. Such list shall be arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books and to vote at any meeting of shareholders.

Section 8. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, represented in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the original meeting.

Section 9. At a meeting at which a quorum is present, the vote of the holders of a majority of the shares represented in person or by proxy shall decide any question brought before the meeting, unless the question is one upon which the vote of a greater number is required by law, the Articles of Incorporation, or these Bylaws. The shareholders present or represented at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 10.

(a) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to vote of a meeting of shareholders, expect to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.

(b) Treasury shares, shares of stock owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

(c) A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be filed with the Secretary prior to or at the commencement of the meeting.

Section 11. At any meeting of the shareholders, a shareholder may attend by telephone, radio, television, or similar means of communication which permits him to participate in the meeting, and a shareholder so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

Section 12. Any action required by law to be taken at a meeting of the shareholders of the corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the actions taken shall be signed by all of the shareholders entitled to vote with respect to the subject thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders and may be stated as such in any articles or document filed with the Secretary of State.

ARTICLE III

DIRECTORS

Section 1. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. The number of directors shall be three (3). The number of directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. A director need not be a shareholder or a resident of the State of California.

Section 3. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall be elected and shall qualify.

Section 4. At each election for directors, each shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

Section 5. Any director may be removed either for cause or without cause at a special meeting called for that purpose. Removal shall be accomplished by the affirmative vote of a majority in number of shares of shareholders represented in person or by proxy at such meeting which are entitled to vote for the election of such director. However, unless the entire Board is removed, no individual director shall be removed without cause if the votes of a sufficient number of shares are cast against his removal, which if cumulatively voted at an election of the entire Board, would be sufficient to elect one or more directors.

Section 6. A vacancy on the Board of Directors caused by death, resignation, retirement, disqualification, removal from office, or otherwise, may be filled either (1). by appointment at the next regular meeting of the Board of Directors by a majority of the directors then in office, though less than a quorum, or (2) by election at a special meeting of shareholders called for that purpose. Each successor director shall be elected or appointed for the unexpired term of his predecessor in office and shall serve until his successor shall be elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting of shareholders or at a special meeting of shareholder called for that purpose.

Section 7. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except where action of the Board of Directors is specified by the California Corporations Code or other applicable law, but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. The executive committee shall keep regular minutes of its proceedings and report the same to the Board when required by the Board.

Section 8. Directors, as such, shall not receive any salary for their services, but, by resolution of the Board a fixed sum, plus expenses of attendance, if any, may be paid for attendance at each regular or special meeting of the Board. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

ARTICLE IV

MEETINGS OF DIRECTORS

Section 1. The directors of the corporation may hold regular or special meetings either within or without the State of California.

Section 2. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 3. Special meetings of the Board of Directors may be called by or at the request of the President or any director. Notice of the call of a special meeting shall be in writing and delivered for transmission to each of the directors not later than during the third day immediately preceding the day for which such meeting is called. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the director at his address as it appears in the records of the corporation with postage thereon paid. Neither the business proposed to be transacted nor the purpose of any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 4. Notice of any special meeting may be waived in writing signed by the person or persons entitled to such notice. Such waiver may be executed at any time before or after the holding of such meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such special meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 5. A majority of the number of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise specifically required by law or these Bylaws. If a quorum is not present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other an announcement at the meeting, until a quorum is present.

Section 6. At any meeting of the Board, a member may attend by telephone, radio, television, or similar means of communication which permits him to participate in the meeting, and a director so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

Section 7. Any action required or permitted to be taken at a meeting of the Board of Directors or any executive committee may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all of the members of the Board of Directors or executive committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall be elected by the directors and shall be a President, a Vice President, a Secretary, and a Chief Financial Officer. The Board of Directors may also choose additional vice presidents and one or more assistant secretaries and assistant Chief Financial Officers. Any two or more offices may be held by the same person.

Section 2. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. Vacancies or new offices shall be filled at any meeting of the Board to serve until the next election of officers. Each officer shall hold office until his successor has been elected and qualified, or until the death, resignation, or removal of the officer.

Section 3. The Board of Directors may appoint such other officers and agents as it deems necessary. Such officers and agents shall be appointed for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 5. Any officer or agent elected or appointed by the Board of Directors, or member of the executive committee, may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create any contract rig hi.

Section 6. The President shall be the Chief Executive Officer of the corporation and, subject to the direction of the Board of Directors, shall supervise and control the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall see that all orders and resolutions of the Board are carried into effect, and shall perform such other duties as the Board of Directors may prescribe.

Section 7. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Each vice president shall also have such powers and perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8. The Secretary shall attend all meetings of the shareholders and of the Board of Directors. He shall keep a true and complete record of the proceedings, including all votes and resolutions presented at these meetings, in a book to be kept for that purpose. He shall be custodian of the records and of the seal of the corporation, and shall affix the same to documents, the execution of which is duly authorized. He shall give or cause to be given all notices required by law or by these Bylaws. He shall also perform such other duties as may be prescribed by the Board of Directors or President.

Section 9.

(a) The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

(b) The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation. The Chief Financial Officer shall also perform such other duties as may be prescribed by the Board of Directors or the President.

(c) If required by the Board of Directors, the Chief Financial Officer shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 10. In the absence of the Secretary or Chief Financial Officer, an assistant secretary or assistant Chief Financial Officer, respectively, shall perform the duties of the Secretary or Chief Financial Officer. Assistant Chief Financial Officers may be required to give bond in the form described in Section 9(c) of these Bylaws. In general, the assistant secretaries and assistant Chief Financial Officers shall have such powers and perform such duties as the Chief Financial Officer or Secretary, respectively, or the Board of Directors or President may prescribe. The Board of Directors may also transfer the powers or duties of any officer to any other officer or agent provided that a majority of the full Board of Directors concurs.

ARTICLE VI

SHARE CERTIFICATES

Section 1. Certificates in such form as may be determined by the Board of Directors shall be issued for all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the President or a Vice President, and the Secretary or an assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, other than the corporation or an employee of the corporation, the signature of any such officer may be facsimile.

Section 2. The Board of Directors may direct a new certificate representing shares to be issued, in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. Before authorizing the issuance of a new certificate, the Board of Directors, in its discretion, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it may require and/or give the corporation a bond in such form, in such sum, and with such surety or sureties as it may direct to indemnify the corporation against any claims that may be made with respect to said certificate.

Section 3. Shares of stock shall be transferable on the books of the corporation only by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the corporation or the transfer agent of the corporation shall issue a new certificate and record the transaction upon its books.

Section 4. The corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 5. Subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Calls for payment on subscriptions shall be uniform as to all shares of the same class. The Board of Directors may forfeit any subscription and the amount paid thereon if the corporation is solvent and any amount due as a result of a call remains unpaid for a period of twenty (20) days after written demand has been made therefor. If mailed, such letter demand shall be deemed to be made when deposited in the United States mail in a sealed envelope addressed to the subscriber at his last post office address known to the corporation, with postage thereon prepaid.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. The corporation shall make no loans secured by a lien on its own shares.

Section 3. There may be created by resolution of the Board of Directors out of the earned surplus of the corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the directors shall think beneficial to the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. The fiscal year of the corporation shall be fixed by the Board of Directors.

Section 6. The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation.

Section 7. Dividends upon the outstanding shares of the corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the corporation, subject to the provisions of law and the Articles of Incorporation. The Board of Directors may fix in determining shareholders entitled to receive payment of any dividend. The record date may not be more than fifty (50) days prior to the payment date of such dividend. In lieu of setting a record date, the Board of Directors may close the stock transfer books for a period of not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date for determining the persons entitled to receive the dividend.

Section 8. Any person who shall have been a shareholder of record for at least six (6) months immediately preceding his demand, or who shall be the owner of record of at least five percent (5%) of all the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account, minutes, and record of shareholders of the corporation. Such person shall have the right to make extracts therefrom.

ARTICLE VIII

INDEMNITY

Section 1. To the extent provided in the following paragraphs, the corporation shall indemnify any person who is or was a director or an officer of the corporation, and may indemnify any person who is or was an employee or agent of the corporation and any person who serves or served at the corporation’s request as an officer, director, agent, (including any person appointed by the corporation to act on any of the corporation’s committees), employee, partner, or director of another corporation or of a partnership, joint venture, trust, or other enterprise.

Section 2. In case of a threatened or pending suit, action, or proceeding (whether civil, criminal, administrative, or investigative) against a person named in Section 1 above by reason of such person’s holding a position named in such Section 1, the corporation may (or, in the case of a director or officer of the corporation, shall) indemnify such person if such person satisfied the standard contained in Section 3, for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the suit as expenses (including court costs and attorney’s fees), amounts paid in settlement, judgments, and fines.

Section 3. A person named in Section 1 above may be indemnified only if it is determined in accordance with Section 4 below that such person:

(1) acted in good faith in the transaction which is the subject of the suit; and

(2) reasonably believed:

(a) if acting in his or her official capacity as an officer, Director, agent, or employee of the corporation, that his or her conduct was in the best interests of the corporation; and

(b) in all other cases, that his or her conduct was not opposed to the best interests of the corporation.

(3) in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not be determinative, of itself, that such person failed to satisfy the standard contained in this Section 3.

Section 4. A determination that the standard of Section 3 above has been satisfied must be made:

(1) by a majority vote of a quorum consisting of Directors who at the time of the vote are not named defendants or respondents in the proceedings; or

(2) if such quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all Directors, consisting solely of two or more Directors who at the time of the vote are not named defendants or respondents in the proceeding; or

(3) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in subsections (1) or (2) above, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all Directors.

Section 5. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible. If the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Section 4(3) above for the selection of special legal counsel.

Section 6. Notwithstanding the foregoing, if any person who would otherwise be entitled to indemnity is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by such person, whether or not the benefit resulted from an action taken in his official capacity, then indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding, except that if the person is also found liable for willful or intentional misconduct in the performance of his duty to the corporation, then no indemnification of any kind shall be made with respect to the proceeding. A person shall be deemed to have been found liable in respect of any claim, issue, or matter only after he shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

Section 7. The corporation may reimburse or pay in advance any reasonable expenses (including court costs and attorneys’ fees) which may become subject to indemnification under Sections 1 through 6 above, and without the determination specified in Section 4 above, but only after the person to receive the payment (i) signs a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under Section 3, and (ii) undertakes in writing to repay such advances if it is ultimately determined that he has not met the standard set forth in Section 3 or that indemnification is prohibited by Section 6. The written undertaking required by this Section must be an unlimited general obligation of the person but need not be secured. It may be accepted without reference to financial ability to make repayment.

Section 8. The corporation shall pay or reimburse expenses incurred by a director or officer of the corporation in connection with his appearing as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

Section 9. The indemnification provided by this Article VIII will not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of disinterested directors, or otherwise.

Section 10. The indemnification and advance payment provided by this Article VIII will continue as to a person who has ceased to hold a position named in Section 1 above and will inure to such person’s heirs, executors, and administrators.

Section 11. The corporation may purchase and maintain insurance on behalf of any person who holds or has held any position named in Section 1 above against any liability incurred by such person in any such position, or arising out of such person’s status as such, whether or not the corporation would have power to indemnify such parson against such liability under this Article IX.

Section 12. Indemnification payments and advance payments made under this Article IX shall be reported in writing to the Directors of the corporation at the next notice or waiver of notice of annual meeting, or within twelve months, whichever is sooner.

ARTICLE IX

AMENDMENTS

Section 1. These Bylaws may be altered, amended, or repealed at any meeting of the shareholders at which a quorum is present, by the affirmative vote of a majority of the shares present at the such meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting, or provided that all shareholders waive such notice or consent to such action by the shareholders without a meeting, as allowed by other provisions of these Bylaws. These Bylaws may also be altered, amended, or repealed by the Board of Directors at any meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting or provided that all directors waive such notice, or consent to such action by the Board of Directors without a meeting, as allowed by other provisions of these Bylaws.

Section 2. The Board of Directors may alter, amend, or repeal Bylaws adopted by the shareholders.